GENERAL AND CONTINUING GUARANTY

THIS GENERAL AND CONTINUING GUARANTY (as amended from time to time, this “Guaranty”), dated as of June 30, 2006, is executed and delivered by Edward M. Kopko, an individual ("Guarantor"), in favor of LEVINE LEICHTMAN CAPITAL PARTNERS III, L.P., a California limited partnership, on behalf of itself and the other Indemnified Parties (in such capacity, the “Beneficiary”).

R E C I T A L S

A.          The Companies, certain subsidiaries of the Companies as guarantors and the Beneficiary are parties to that certain Securities Purchase Agreement dated as of June 30, 2006 (as amended from time to time, the “Securities Purchase Agreement”), pursuant to which, on the date hereof, the Companies and the Parent, as applicable, are issuing and selling to the Beneficiary, and the Beneficiary is purchasing, the Unsecured Notes, all on the terms and subject to the conditions set forth in the Securities Purchase Agreement. Unless otherwise indicated, capitalized terms used and not otherwise defined in this Guaranty shall have the meanings set forth in the Securities Purchase Agreement.

B.          In consideration of the purchase of the Unsecured Notes by the Beneficiary under the Securities Purchase Agreement, Guarantor has agreed, at the request of the Companies, and subject to the provisions hereof, to guaranty absolutely, irrevocably and unconditionally any and all Obligations owing by the Companies and the Parent, as applicable, to the Beneficiary under the Securities Purchase Agreement, and the Unsecured Notes.

C.          Guarantor hereby acknowledges and agrees that he has derived and will derive substantial direct and indirect economic benefits from the consummation of the transactions contemplated by the Securities Purchase Agreement.

A G R E E M E N T

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Guarantor hereby agrees as follows:

1.	Unconditional Guaranty.

(a)          Guarantor absolutely, irrevocably and unconditionally guaranties the payment and performance of any and all Guarantied Obligations (as such term is defined below) from time to time owed to the Beneficiary. Guarantor’s obligations pursuant to the foregoing sentence shall be joint and several with the obligations of any other guarantors pursuant to such sentence. All Guarantied Obligations shall be conclusively presumed to have been created in reliance of this Guaranty. In addition, Guarantor hereby agrees to pay, jointly and severally with any other guarantor(s), any and all out-of-pocket costs and expenses (including, without limitation, reasonable attorneys’ fees and expenses) incurred by the Beneficiary in connection with (i) the collection of all sums guaranteed hereunder and

(ii) the exercise or enforcement of any rights, powers or remedies of the Beneficiary under this Guaranty or Applicable Laws.

The term “Guarantied Obligations” shall mean any and all present and future loans, advances, Indebtedness, claims, guarantees, liabilities or obligations (monetary and non-monetary) of the Companies owing to the Beneficiary of whatever nature, character or description, the payment or performance of which is provided for or arises under or in connection with the Securities Purchase Agreement, the Unsecured Notes, or any other Investment Document required to be delivered as of the Initial Closing Date or otherwise, and any and all agreements, instruments or other documents heretofore or hereafter executed or delivered in connection with any of the foregoing, in each case whether due or not due, direct or indirect, joint and/or several, absolute or contingent, voluntary or involuntary, liquidated or unliquidated, determined or undetermined, now or hereafter existing, amended, renewed, extended, exchanged, restated, refinanced, refunded or restructured, whether or not from time to time decreased or extinguished and later increased, created or incurred, whether for principal, interest, premiums, fees, costs, expenses (including, without limitation, attorneys’ fees) or other amounts incurred for administration, collection, enforcement or otherwise, whether or not arising after the commencement of any proceeding under the Bankruptcy Laws (including, without limitation, post-petition interest) and whether or not allowed or allowable as a claim in any such proceeding, and whether or not recovery of any such obligation or liability may be barred by any statute of limitations or such Indebtedness, claim, liability or obligation may otherwise be unenforceable.

(b)          All payments under this Guaranty shall be made in accordance with the written instructions furnished by the Beneficiary. All payments under this Guaranty shall be made free and clear of any and all deductions, withholdings and setoffs, including withholding on account of Taxes to the same extent as if such payments were made under Section 8.1 of the Securities Purchase Agreement. If any deduction or withholding shall be required by Applicable Laws and payments under this Guaranty are to be made free and clear thereof under the prior sentence, Guarantor shall be required to pay such additional amounts as may be required so that the net amount received by the Beneficiary, after such deduction or withholding (including with respect to such additional amounts), shall be equal to the amount otherwise required to be paid under this Guaranty.

2.            Continuing and Irrevocable Guaranty. Guarantor hereby acknowledges and agrees that this Guaranty is a continuing guaranty of the Guarantied Obligations and may not be revoked and shall not otherwise terminate unless and until the later of (x) all Guarantied Obligations have been indefeasibly paid and performed in full, or (y) the occurrence of the Final Closing Date. If, notwithstanding the foregoing, Guarantor shall have any right under Applicable Laws to terminate this Guaranty prior to indefeasible payment in full of the Guarantied Obligations, no such termination shall be effective until noon the next Business Day after the Beneficiary shall receive written notice thereof, signed by Guarantor. Any such termination shall not affect this Guaranty in relation to (a) any Guarantied Obligation that was incurred or arose prior to the effective time of such notice, (b) any Guarantied Obligation incurred or arising after such effective time where such Guarantied Obligation is incurred or arises either pursuant to commitments existing at such effective time or incurred for the purpose of protecting or enforcing rights against the Companies, Guarantor or other guarantor of or other Person directly or indirectly liable on the Guarantied Obligations or any portion thereof (each of the Companies and any such other guarantor or other Person being referred to herein as an “Obligor”) or any collateral or other security (“Collateral”) given for the Guarantied Obligations or any portion thereof or (c) any renewals, extensions, readvances, modifications or rearrangements of any of the foregoing.

3.       Nature of Guaranty. The Guarantied Obligations are the immediate, direct, primary and absolute liabilities of Guarantor. The liability of Guarantor hereunder is independent of, and not in consideration of or contingent upon the liability of any other Obligor, and a separate action or actions may be brought or prosecuted against Guarantor, whether or not any action is brought or prosecuted against any other Obligor or whether any other Obligor is joined in any such action or actions. This Guaranty shall be construed as a continuing, absolute and unconditional guaranty of payment (and not of collection) and performance, and the liability of Guarantor under this Guaranty shall be irrevocable, absolute and unconditional, without regard to (and Guarantor irrevocably waives):

(a)        the legality, validity or enforceability of this Guaranty, the Unsecured Notes or any other Investment Document giving rise to Guarantied Obligations, any of the Guarantied Obligations, any Lien or any Collateral;

(b)        any defense (other than payment), set-off or counterclaim that may be available to any Obligor at any time against, or any right of setoff at any time held by, the Beneficiary;

(c)        any acts of commission or omission of any kind at any time on the part of the Beneficiary with respect to any matter whatsoever;

(d)        the liquidation or dissolution of any Obligor, any bankruptcy, insolvency, reorganization, arrangement, assignment for the benefit of creditors, receivership or similar event or proceeding with respect to Guarantor (as applicable) or any Obligor, or any action taken by any trustee or receiver of Guarantor or any Obligor or by any court or any proceeding with respect to Guarantor or any Obligor;

(e)        any change of ownership of the Capital Stock of any Obligor, or any change in the relationship between Guarantor and such other Obligor (including, without limitation, the termination of such relationship);

(f)         any assignment or other transfer, in whole or in part, of the Beneficiary’s interest in and rights under the Securities Purchase Agreement, the Unsecured Notes or any other Investment Document giving rise to Guarantied Obligations, including this Guaranty, or of the Beneficiary’s interest in the Guarantied Obligations, the Obligations or the Collateral;

(g)        any cancellation, renunciation or surrender of any pledge, guaranty or any debt instrument evidencing the Obligations or the Guarantied Obligations; or

(h)        any other circumstance whatsoever (with or without notice to or knowledge of Guarantor or any other Obligor), other than payment, whether or not similar to any of the foregoing, that constitutes, or might be construed to constitute, an equitable or legal discharge of Guarantor or any other Obligor, in bankruptcy or in any other instance.

Any payment by any Obligor or other circumstance that operates to toll any statue of limitations applicable to such Obligor shall also operate to toll the statute of limitations applicable to Guarantor. When making any demand hereunder (including by commencement or continuance of any legal proceeding), the Beneficiary may, but shall be under no obligation to, make a similar demand on all other Obligors, and any failure by the Beneficiary to make any such demand shall not relieve Guarantor of his obligations hereunder.

4.       Authorization. Guarantor authorizes the Beneficiary, without notice to or further assent by Guarantor, and without affecting Guarantor’s liability hereunder (regardless of whether any subrogation or similar right that Guarantor may have or any other right or remedy of Guarantor is extinguished or impaired), from time to time to:

(a)        permit any Obligor to increase or create Guarantied Obligations, or terminate, release, compromise, subordinate, extend, accelerate or otherwise change the amount or time, manner or place of payment of, or rescind any demand for payment or acceleration of, the Guarantied Obligations or any part thereof (including increasing or decreasing the rate of interest thereon), or otherwise amend the terms and conditions of this Guaranty, the Notes or any other Investment Document or any provision thereof;

(b)        take and hold Collateral from any other Obligor, perfect or refrain from perfecting a Lien on such Collateral, and exchange, enforce, subordinate, release (whether intentionally or unintentionally), or take or fail to take any other action in respect of, any such Collateral or Lien or any part thereof;

(c)        exercise in such manner and order as it elects in its sole discretion, fail to exercise, waive, suspend, terminate or suffer expiration of, any of the remedies or rights of the Beneficiary against any other Obligor in respect of any Guarantied Obligations or any Collateral;

(d)        release, add or settle with any other Obligor in respect of this Guaranty, the Unsecured Notes, the other Investment Documents giving rise to Guarantied Obligations or the Guarantied Obligations;

(e)        accept partial payments on the Guarantied Obligations and apply any and all payments or recoveries from any other Obligor or Collateral to such of the Guarantied Obligations as the Beneficiary may elect in its sole discretion, whether or not such Guarantied Obligations are secured or guaranteed;

(f)        refund at any time, at the Beneficiary’s sole discretion, any payments or recoveries received by the Beneficiary in respect of any Guarantied Obligations or any Collateral; and

(g)        otherwise deal with any other Obligor and any Collateral as the Beneficiary may elect in its sole discretion.

5.	Certain Waivers. Guarantor waives:

(a)        the right to require the Beneficiary to proceed against any other Obligor, to proceed against or exhaust any Collateral or to pursue any other remedy in the Beneficiary’s power whatsoever, and the right to have the property of any other Obligor first applied to the discharge of the Guarantied Obligations;

(b)        all rights and benefits under Section 2809 of the California Civil Code and any similar Applicable Laws purporting to reduce a guarantor’s obligations in proportion to the obligation of the principal or providing that the obligation of a surety or guarantor must neither be larger nor in other respects more burdensome than that of the principal;

(c)        the benefit of any statute of limitations affecting the Guarantied Obligations or Guarantor’s liability hereunder, including any benefit under Section 359.5 of the California Code of Civil Procedure and any similar Applicable Laws;

(d)        any requirement of marshaling or any other principle of election of remedies and all rights and defenses arising out of an election of remedies by the Beneficiary, even though that election of remedies, such as non-judicial foreclosure with respect to the security for a guarantied obligation, has destroyed Guarantor’s rights of subrogation and reimbursement against any other Obligor;

(e)        any right to assert against the Beneficiary any defense (legal or equitable), set-off, counterclaim and other right that Guarantor may now or any time hereafter have against any other Obligor;

(f)        presentment, demand for payment or performance (including diligence in making demands hereunder), notice of dishonor or nonperformance, protest, acceptance and notice of acceptance of this Guaranty, and all other notices of any kind;

(g)        any rights, defenses and other benefits that Guarantor may have by reason of any failure of the Beneficiary to hold a commercially reasonable public or private foreclosure sale or otherwise to comply with Applicable Laws in connection with a disposition of Collateral;

(h)        all defenses that at any time may be available to Guarantor by virtue of any valuation, stay, moratorium or other law now or hereafter in effect, and ALL RIGHTS AND DEFENSES THAT ARE OR MAY BECOME AVAILABLE TO GUARANTOR BY REASON OF SECTIONS 2787 TO 2855, INCLUSIVE, AND SECTION 3433 OF THE CALIFORNIA CIVIL CODE, AND ANY SIMILAR APPLICABLE LAWS; and

(i)         any failure, omission, delay or lack of diligence on the part of the Beneficiary to enforce, assert or exercise any right, power or remedy conferred on the Beneficiary in respect of the Guarantied Obligations.

WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, GUARANTOR WAIVES ALL RIGHTS AND DEFENSES THAT HE MAY HAVE

BECAUSE THE GUARANTIED OBLIGATIONS OF ANY OTHER OBLIGOR ARE NOW, OR MAY HEREAFTER BE, SECURED BY REAL PROPERTY. THIS MEANS, AMONG OTHER THINGS, THAT: (1) THE BENEFICIARY MAY COLLECT FROM GUARANTOR WITHOUT FIRST FORECLOSING ON ANY REAL OR PERSONAL PROPERTY COLLATERAL PLEDGED BY THE COMPANY OR ANY OTHER OBLIGOR; (2) IF THE BENEFICIARY FORECLOSES ON ANY REAL PROPERTY COLLATERAL PLEDGED BY THE COMPANY OR ANY OTHER OBLIGOR: (A) THE AMOUNT OF THE DEBT MAY BE REDUCED ONLY BY THE PRICE FOR WHICH THAT COLLATERAL IS SOLD AT THE FORECLOSURE SALE, EVEN IF THE COLLATERAL IS WORTH MORE THAN THE SALE PRICE; (B) THE BENEFICIARY MAY COLLECT FROM GUARANTOR EVEN IF THE BENEFICIARY, BY FORECLOSING ON SUCH REAL PROPERTY COLLATERAL, HAS DESTROYED ANY RIGHT GUARANTOR MAY HAVE TO COLLECT FROM THE COMPANY OR ANY OTHER OBLIGOR. THIS IS AN UNCONDITIONAL AND IRREVOCABLE WAIVER OF ANY RIGHTS AND DEFENSES GUARANTOR MAY HAVE BECAUSE THE DEBT OF THE COMPANY OR ANY OTHER OBLIGOR IS NOW, OR HEREAFTER MAY BE, SECURED BY REAL PROPERTY. THESE RIGHTS AND DEFENSES INCLUDE, BUT ARE NOT LIMITED TO, ANY RIGHTS OR DEFENSES BASED UPON SECTIONS 580a, 580b, 580d, OR 726 OF THE CALIFORNIA CODE OF CIVIL PROCEDURE AND ANY SIMILAR APPLICABLE LAWS.

IN ADDITION, GUARANTOR WAIVES ALL RIGHTS AND DEFENSES ARISING OUT OF AN ELECTION OF REMEDIES BY THE BENEFICIARY, EVEN THOUGH THAT ELECTION OF REMEDIES, SUCH AS A NONJUDICIAL FORECLOSURE WITH RESPECT TO REAL PROPERTY SECURITY FOR A GUARANTIED OBLIGATION, HAS DESTROYED GUARANTOR’S RIGHTS OF SUBROGATION AND REIMBURSEMENT AGAINST THE COMPANY OR OTHER OBLIGOR BY OPERATION OF SECTION 580d OF THE CALIFORNIA CODE OF CIVIL PROCEDURE OR OTHERWISE.

6.	Subrogation; Certain Agreements.

(a)        Guarantor hereby expressly consents and agrees that, at any time prior to the payment in full in cash of the Guarantied Obligations and all other amounts payable under this Guaranty, he will not exercise any rights that he may now or hereafter have against any other Obligor that arise from the existence, payment, performance or enforcement of Guarantor’s obligations under this Guaranty, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution or indemnification or any right to participate in any claim or remedy of the Beneficiary against any other Obligor or any Collateral, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, including, without limitation, the right to take or receive from any other Obligor, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security solely on account of such claim, remedy or right. If any amount shall be paid to Guarantor in violation of the immediately preceding sentence at any time prior to the payment in full in cash of the Guarantied Obligations and all other amounts payable under this Guaranty, such amount shall be held in trust for the benefit of the

Beneficiary and shall forthwith be paid to the Beneficiary to be credited and applied to the Guarantied Obligations and all other amounts payable under this Guaranty, whether matured or unmatured, in accordance with the terms of this Guaranty, or to be held as collateral for any Guarantied Obligations or other amounts payable under this Guaranty thereafter arising. If (i) Guarantor shall make a payment to the Beneficiary of all of the Guarantied Obligations or (ii) all of the Guarantied Obligations and all other amounts payable under this Guaranty shall be paid in full in cash, the Beneficiary will, at Guarantor’s request and expense, execute and deliver to Guarantor appropriate documents, without recourse and without representation or warranty, necessary to evidence the transfer by subrogation to Guarantor of an interest in the Guarantied Obligations resulting from such payment by Guarantor.

(b)        Guarantor assumes the responsibility for being and keeping itself informed of the financial condition of any other Obligor and of all other circumstances bearing upon the risk of non-payment of the Guarantied Obligations that diligent inquiry would reveal, and agrees that the Beneficiary shall have no duty to advise Guarantor of information regarding such condition or any such circumstances.

(c)        Guarantor agrees that the Unsecured Notes and books and records of the Beneficiary showing the account between the Beneficiary and any other Obligor shall be admissible in any action, suit or other proceeding and shall constitute prima facie proof of the item therein set forth. Guarantor agrees that he shall be bound by each and every ruling, order and judgment obtained by the Beneficiary against any other Obligor in respect of the Guarantied Obligations, whether or not Guarantor is a party to, or has received notice of, such action, suit or other proceeding in which such ruling, order or judgment is issued or rendered.

7.	Bankruptcy No Discharge.

(a)        Without limiting Section 3, this Guaranty shall not be discharged or otherwise affected by any bankruptcy, reorganization, liquidation, dissolution or similar proceeding commenced by or against any other Obligor, including (i) any discharge of, or bar or stay against collecting, all or any part of the Guarantied Obligations in or as a result of any such proceeding, whether or not assented to by the Beneficiary, and (ii) any disallowance of all or any portion of the Beneficiary’s claim for repayment of the Guarantied Obligations. Guarantor understands and acknowledges that by virtue of this Guaranty, he has specifically assumed any and all risks of any such proceeding with respect to any other Obligor.

(b)        Any Event of Default under Section 11.1(i) or Section 11.1(j) of the Securities Purchase Agreement that has not been cured or waived shall render all Guarantied Obligations automatically due and payable for purposes of this Guaranty, notwithstanding any stay of the right of the Beneficiary to accelerate the Guarantied Obligations.

(c)        Notwithstanding anything to the contrary herein contained, this Guaranty (and any Lien on Collateral securing this Guaranty or the Guarantied Obligations) shall continue to be effective or be reinstated, as the case may be, if at any time any payment, or any part thereof, of any or all of the Guarantied Obligations is rescinded, invalidated, declared to be fraudulent or voidable as a preference or otherwise required to be restored or returned by the Beneficiary in connection with any bankruptcy, reorganization, liquidation, dissolution or similar proceeding involving any other Obligor or otherwise, if the proceeds of any Collateral are required to be returned by the Beneficiary under any such circumstances, or if the Beneficiary elects to return any such payment or proceeds or any part thereof in its sole discretion, all as though such payment had not been made or such proceeds not been received.

8.	Subordination.

(a)        Effective upon the occurrence of an Event of Default, Guarantor hereby absolutely subordinates, both in right of payment and in time of payment, any and all present or future obligations and liabilities of any other Obligor to Guarantor (“Guarantor Subordinated Debt”), to the prior payment in full in cash of the Guarantied Obligations, whether or not the Guarantor Subordinated Debt constitutes or arises out of any subrogation, reimbursement, contribution, indemnity or similar right attributable to this Guaranty. Without limitation, no payment or distribution of assets of any Obligor of any kind or character, whether in cash, securities or other property, shall be made on or with respect to Guarantor Subordinated Debt after the occurrence of an Event of Default and prior to the payment in full in cash of the Guarantied Obligations. If, whether or not at the Beneficiary’s request, Guarantor shall receive, after the occurrence of an Event of Default and prior to payment in full in cash of all Guarantied Obligations, payment of any sum from any other Obligor upon Guarantor Subordinated Debt, any such sum shall be received by Guarantor as trustee for the Beneficiary and shall forthwith be paid over to the Beneficiary on account of the Guarantied Obligations, without reducing or affecting in any manner the liability of Guarantor under this Guaranty.

(b)        Guarantor shall file in any bankruptcy or similar proceeding in which the filing of claims is required by Applicable Laws, all claims that Guarantor may have against any other Obligor relating to any Guarantor Subordinated Debt. If Guarantor does not file any such claim, the Beneficiary (or its nominee) as attorney-in-fact for Guarantor is hereby authorized to do so in the name of Guarantor. Guarantor agrees that, in connection with any such proceeding, he shall not contest or oppose the treatment of claims of the Beneficiary in any plan of reorganization or otherwise and it shall vote any claims that exist by virtue of this Guaranty or the Guarantor Subordinated Debt in connection with any plans of reorganization or otherwise, as may be requested by the Beneficiary.

(c)        Guarantor hereby grants the Beneficiary a power of attorney for the purposes set forth in this Section 8. Such power of attorney is coupled with an interest and cannot be revoked.

(d)        The subordination under this Section 8 shall not apply to payments made in the ordinary course of business for goods and services provided in the ordinary course of business.

9.            Maximum Liability of Guarantor. If the obligations of Guarantor hereunder otherwise would be subject to avoidance under any Bankruptcy Law or under any applicable state Uniform Fraudulent Transfer Act, Uniform Fraudulent Conveyance Act or similar statute or common law, taking into consideration Guarantor’s (a) rights of reimbursement and indemnity from any Obligor with respect to amounts paid by Guarantor, (b) rights of subrogation to the rights of the Beneficiary and (c) rights of contribution from each other Obligor, then such obligations are hereby reduced to the largest amount that would make them not subject to such avoidance. Any Person asserting that Guarantor’s obligations are so avoidable shall have the burden (including the burden of production and of persuasion) of proving (i) that, without giving effect to this Section 9, Guarantor’s obligations hereunder would be avoidable and (ii) the extent to which such obligations are reduced by operation of this Section 9.

10.	Contribution with Respect to Guarantied Obligations.

To the extent that Guarantor shall make a payment under this Guaranty of all or any of the Guarantied Obligations (a “Guarantor Payment”) that, taking into account all other Guarantor Payments then previously or concurrently made by Guarantor and any other guarantor, exceeds the amount that Guarantor would otherwise have paid if each guarantor had paid the aggregate Guarantied Obligations satisfied by Guarantor Payment in the same proportion that Guarantor’s “Allocable Amount” (as defined below) (as determined immediately prior to Guarantor Payment) bore to the aggregate Allocable Amounts of each of the guarantors as determined immediately prior to the making of Guarantor Payment, then, following indefeasible payment in full in cash of the Guarantied Obligations, Guarantor shall be entitled to receive contribution and indemnification payments from, and be reimbursed by, each other Guarantor for the amount of such excess, pro rata based upon their respective Allocable Amounts in effect immediately prior to Guarantor Payment.

As of any date of determination, the “Allocable Amount” of Guarantor shall be equal to the maximum amount of the claim that could then be recovered from Guarantor under this Guaranty without rendering such claim voidable or avoidable under any Bankruptcy Law or under any applicable state Uniform Fraudulent Transfer Act, Uniform Fraudulent Conveyance Act or similar statute or common law.

This Section 10 is intended only to define the relative rights of Guarantor and nothing set forth in this Section 10 is intended to or shall impair the Guarantied Obligations of Guarantor and any other guarantor, jointly and severally, to pay any amounts as and when the same shall become due and payable in accordance with the terms of this Guaranty.

Guarantor acknowledges that the rights of contribution and indemnification hereunder shall constitute assets of Guarantor to which such contribution and indemnification is owing.

The rights of the any indemnifying guarantor against any other guarantor under this Section 10 shall be exercisable upon the full and indefeasible payment of the Guarantied Obligations.

11.      Representations and Warranties of Guarantor. Guarantor makes the following representations and warranties, all of which shall survive until the termination of this Guaranty:

(a)          Financial Condition. Any financial statement of Guarantor that has heretofore been furnished to the Beneficiary in connection with the transactions contemplated by the Securities Purchase Agreement fairly present the financial condition of Guarantor for the dates and periods covered thereby. There is no fact known to Guarantor that would reasonably be expected to have a Material Adverse Effect and that has not been disclosed to the Beneficiary. All documents and other information previously or hereafter furnished to the Beneficiary by or on behalf of Guarantor in connection with this Guaranty (i) are and will be complete and correct in all material respects and (ii) do not and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein, in light of the circumstances in which such statements were made, not misleading.

(b)        Financial Benefit. Guarantor hereby acknowledges and warrants that he has derived or will derive substantial economic benefits, directly and indirectly, from the consummation of the transactions contemplated by this Guaranty and the other Investment Documents giving rise to Guarantied Obligations.

(c)        Solvency. After giving effect to this Guaranty and the other Investment Documents giving rise to Guarantied Obligations to which Guarantor is a party and the transactions contemplated hereby and thereby, Guarantor is Solvent. Guarantor does not intend to incur, and in connection with this Guaranty and the other Investment Documents giving rise to Guarantied Obligations to which Guarantor is a party and the performance of his obligations contemplated hereby and thereby no Guarantor will incur, debts beyond his ability to pay as they mature.

(d)        Review of Documents; Understanding with Respect to Waivers. Guarantor hereby acknowledges that he has copies of and is fully familiar with this Guaranty and each of the other Investment Documents giving rise to Guarantied Obligations executed and delivered (or to be executed and delivered) by any Obligor. Guarantor represents, warrants and agrees that each waiver set forth in this Guaranty is made with Guarantor’s full knowledge of its significance and consequences and after opportunity to consult with counsel of his own choosing and that, under the circumstances, each such waiver is reasonable and should not be found contrary to public policy or law.

(e)       Power and Authority; Capacity. The execution, delivery and performance of this Guaranty is within the powers of Guarantor and are not in contravention of law or any indenture, agreement or undertaking to which Guarantor is a party or by which Guarantor or his property are bound. This Guaranty constitutes the legal, valid and binding obligation of Guarantor enforceable in accordance with its terms. Furthermore, Guarantor is not current the trustee of any trust for which he is also a beneficiary, nor is Guarantor the trustor of any revocable trust.

12.          Certain Covenants. Guarantor hereby covenants and agrees that he will perform, comply with and observe each of the covenants and other obligations in Sections 9 and 10 of the Securities Purchase Agreement that provides that the Companies shall cause each other Company Party to take or to omit to take, any action or actions, in each case as if Guarantor were the “Companies” for purposes of such covenant and obligation.

13.          Guarantor Acknowledgment. Guarantor hereby acknowledges that the Beneficiary would not have entered into the Securities Purchase Agreement or the other

Investment Documents giving rise to Guarantied Obligations to which it is a party or agreed to consummate the transactions contemplated hereby and thereby but for the delivery by Guarantor of this Guaranty and other covenants and agreements set forth in this Guaranty.

14.	Miscellaneous Provisions.

(a)        Amendments and Other Modifications. No amendment of any provision of this Guaranty (including a waiver thereof or consent relating thereto) shall be effective unless the same shall be in writing and signed by the Beneficiary. Any waiver or consent relating to any provision of this Guaranty shall be effective only in the specific instance and for the specific purpose for which given. No notice to or demand on Guarantor in any case shall entitle Guarantor to any other or further notice or demand in similar or other circumstances.

(b)        Cumulative Remedies; Failure or Delay. The rights and remedies provided for under this Guaranty are cumulative and are not exclusive of any rights and remedies that may be available to the Beneficiary under applicable law or otherwise. No failure or delay on the part of the Beneficiary in the exercise of any power, right or remedy under this Guaranty shall impair such power, right or remedy or shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or remedy preclude other or further exercise of such or any other power, right or remedy.

(c)        Notices. All notices, requests, demands and other communications which are required or may be given under this Guaranty shall be in writing and shall be deemed to have been duly given if transmitted by telecopier with receipt acknowledged by the recipient, or upon delivery, if delivered personally or by recognized commercial courier with receipt acknowledged, or upon receipt, if mailed by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

If to Guarantor, to:

Edward Kopko

c/o Butler International, Inc.

110 Summit Avenue

Montvale, NJ 07645

Telephone: (201) 573-8000

Telecopier: (201) 573-9723

If to the Beneficiary, to:

Levine Leichtman Capital Partners III, L.P.

c/o Levine Leichtman Capital Partners, Inc.

335 North Maple Drive, Suite 240

Beverly Hills, CA 90210

Attention: Arthur E. Levine, President

Telephone: (310) 275-5335

Telecopier: (310) 275-1441

with a copy to:

Bingham McCutchen LLP

355 South Grand Avenue, Suite 4400

Los Angeles, CA 90071

Attention: Richard J. Welch, Esq.

Telephone: (213) 680-6400

Telecopier: (213) 680-6499

or at such other address or addresses as the Beneficiary or Guarantor, as the case may be, may specify by written notice given in accordance with this Section 14(c).

(d)        Successors and Assigns; Death of Guarantor. This Guaranty shall be binding upon, and inure to the benefit of, Guarantor, the Beneficiary and their respective heirs, executors, administrators, successors and permitted assigns, as the case may be. Guarantor shall not assign any of his rights or delegate any of his obligations under this Guaranty without the prior written consent of the Beneficiary (which consent may be withheld for any reason or no reason at all). The benefits of this Guaranty shall automatically pass with any assignment of the Obligations or any portion thereof, to the extent of such assignment. Without limiting any other provision hereof, Guarantor expressly agrees that Guarantor’s death shall not serve as a revocation of or otherwise affect the guaranty made hereunder and that Guarantor’s estate and heirs shall continue to be liable hereunder with respect to any Guarantied Obligations created or arising after Guarantor’s death.

(e)        Entire Agreement. This Guaranty constitutes the full and entire agreement and understanding between Guarantor and the Beneficiary relating to the subject matter hereof and supersede all prior oral and written, and all contemporaneous oral, agreements and understandings relating to the subject matter hereof.

(f)         Governing Law. IN ALL RESPECTS, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF CALIFORNIA APPLICABLE TO CONTRACTS MADE AND PERFORMED IN THAT STATE (WITHOUT REGARD TO THE CHOICE OF LAW OR CONFLICTS OF LAW PROVISIONS THEREOF) AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA.

(g)        Consent to Jurisdiction and Venue. GUARANTOR AND THE BENEFICIARY HEREBY CONSENT AND AGREE THAT ALL ACTIONS, SUITS OR OTHER PROCEEDINGS ARISING UNDER OR IN CONNECTION WITH THIS GUARANTY OR ANY OTHER INVESTMENT DOCUMENT SHALL BE TRIED AND LITIGATED IN STATE OR FEDERAL COURTS LOCATED IN THE CITY OF LOS ANGELES, COUNTY OF LOS ANGELES, STATE OF CALIFORNIA, WHICH COURTS SHALL HAVE EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY AND ALL CLAIMS, CONTROVERSIES AND DISPUTES ARISING OUT OF OR RELATED TO THIS GUARANTY OR ANY

OTHER INVESTMENT DOCUMENT. NOTWITHSTANDING THE FOREGOING, NOTHING CONTAINED IN THIS SECTION 14(g) SHALL PRECLUDE THE BENEFICIARY FROM BRINGING ANY ACTION, SUIT OR OTHER PROCEEDING IN THE COURTS OF ANY OTHER LOCATION WHERE GUARANTOR OR ANY ONE OF THEM OR ANY OF HIS OR THEIR ASSETS OR THE COLLATERAL MAY BE FOUND OR LOCATED OR TO ENFORCE ANY JUDGMENT OR OTHER COURT ORDER IN FAVOR OF THE BENEFICIARY.

GUARANTOR AND THE BENEFICIARY FOR THEMSELVES AND THEIR RESPECTIVE PROPERTIES HEREBY (i) IRREVOCABLY SUBMIT TO THE JURISDICTION OF ANY SUCH COURT AND CONSENT IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION, SUIT OR OTHER PROCEEDING COMMENCED IN ANY SUCH COURT, (ii) WAIVE ANY RIGHT THEY MAY HAVE TO ASSERT THE DOCTRINE OF FORUM NON CONVENIENS OR ANY OBJECTION THAT THEY MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION OR IMPROPER VENUE AND (iii) CONSENT TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT. GUARANTOR AND THE BENEFICIARY HEREBY WAIVE PERSONAL SERVICE OF THE SUMMONS, COMPLAINT OR OTHER PROCESS ISSUED IN ANY SUCH ACTION, SUIT OR OTHER PROCEEDING AND AGREE THAT SERVICE OF SUCH SUMMONS, COMPLAINT AND OTHER PROCESS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO SUCH PARTY AT THE ADDRESS SET FORTH IN SECTION 14(c) (NOTICES) AND THAT SERVICE SO MADE SHALL BE DEEMED COMPLETED UPON THE EARLIER OF THEIR ACTUAL RECEIPT THEREOF OR FIVE DAYS AFTER DEPOSIT IN THE UNITED STATES MAIL, PROPER POSTAGE PREPAID.

TO THE EXTENT PERMITTED UNDER THE APPLICABLE LAWS OF ANY SUCH JURISDICTION, GUARANTOR HEREBY WAIVES, IN RESPECT OF ANY SUCH ACTION, SUIT OR OTHER PROCEEDING, THE JURISDICTION OF ANY OTHER COURT OR COURTS THAT NOW OR HEREAFTER, BY REASON OF ITS PRESENT OR FUTURE DOMICILE, OR OTHERWISE, MAY BE AVAILABLE TO HIM.

(h)        Construction; Interpretation. The provisions of Section 1.4 (Captions; Construction and Interpretation) of the Securities Purchase Agreement shall apply to this Guaranty as if such provisions were set forth herein.

(i)         Severability. If any provision of this Guaranty is held to be illegal, invalid, or unenforceable under present or future Applicable Laws during the term thereof, such provision shall be fully severable, this Guaranty shall be construed and enforced as if such illegal, invalid, or unenforceable provision had never comprised a part thereof, and the remaining provisions thereof shall remain in fill force and effect and shall not be affected by the illegal, invalid, or unenforceable provision or by its severance therefrom. Furthermore, in lieu of such illegal, invalid, or unenforceable provision there shall be added automatically as a part of this Guaranty a legal, valid, and enforceable provision as similar in terms to the illegal, invalid, or unenforceable provision as may be possible.

(j)         Independence of Covenants. Each covenant under this Guaranty shall be given independent effect so that if a particular action or condition is not permitted by any such covenant, the fact that it would be permitted by another covenant, by an exception thereto, or be otherwise within the limitations thereof, shall not avoid the occurrence of any Default or an Event of Default if such action is taken or condition exists.

(k)        Time of the Essence. Time and exactitude in the performance of each of the covenants, conditions and agreements contained in this Guaranty are hereby declared to be of the essence.

(l)         Limitation of Liability. No claim shall be made by Guarantor against the Beneficiary or the Affiliates, partners, directors, officers, employees, agents or representatives of the Beneficiary for any special, indirect, consequential or punitive damages in respect of any claim for breach of contract or under any other theory of liability arising out of or related to the transactions contemplated by this Guaranty, or any act, omission or event occurring in connection therewith. Guarantor waives, releases and agrees not to sue upon any claim for such damages, whether or not accrued and whether or not known or suspected to exist in his favor.

(m)       Counterparts. This Guaranty may be executed in two or more counterparts and by facsimile transmission, each of which shall be deemed an original, but all of which together shall constitute one instrument.

(n)        Further Assurances. Guarantor covenants and agrees that he will from time to time, at his own expense, upon the request of the Beneficiary, promptly execute and deliver to the Beneficiary any additional instruments or other documents considered necessary by the Beneficiary to cause this Guaranty to be, become or remain valid and effective in accordance with its terms. Guarantor will provide the Beneficiary in writing with such financial and other information with respect to him and his assets as the Beneficiary may request from time to time, in form satisfactory to Beneficiary.

(o)        WAIVER OF JURY TRIAL. GUARANTOR AND THE BENEFICIARY HEREBY WAIVE THE RIGHT TO A TRIAL BY JURY IN ANY ACTION, SUIT OR OTHER PROCEEDING ARISING OUT OF, CONNECTED WITH OR RELATED TO THIS GUARANTY OR ANY OTHER INVESTMENT DOCUMENT, OR ANY CLAIM, CONTROVERSY OR DISPUTE ARISING OUT OF OR RELATED TO THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, REGARDLESS OF WHICH PARTY INITIATES SUCH ACTION OR ACTIONS. IN THE EVENT THE WAIVER PROVIDED IN THIS SECTION IS DEEMED INEFFECTIVE, TO GIVE EFFECT TO THE PARTIES DESIRE THAT THEIR DISPUTES BE RESOLVED BY A JUDGE OR RETIRED JUDGE APPLY THE APPLICABLE LAW, THE PARTIES AGREE TO REFER, FOR A COMPLETE AND FINAL ADJUDICATION, ANY AND ALL ISSUES OF FACT OR LAW INVOLVED IN ANY LITIGATION OR PROCEEDING (INCLUDING, WITHOUT LIMITATION, ALL DISCOVERY AND LAW AND MOTION MATTERS, PRETRIAL MOTIONS, TRIAL MATTERS AND POST-TRIAL MOTIONS (E.G. MOTIONS FOR RECONSIDERATION, NEW TRIAL AND TO TAX COSTS, ATTORNEY FEES AND PREJUDGMENT INTEREST)) UP TO AND

INCLUDING FINAL JUDGMENT, BROUGHT TO RESOLVE ANY DISPUTE (WHETHER SOUNDING IN CONTRACT, TORT, UNDER ANY STATUTE OR OTHERWISE) BETWEEN AND AMONG ANY OF THE PARTIES HERETO, TO A JUDICIAL REFEREE WHO SHALL BE APPOINTED UNDER A GENERAL REFERENCE PURSUANT TO CALIFORNIA CODE OF CIVIL PROCEDURE SECTION 638. THE REFEREE’S DECISION WOULD STAND AS THE DECISION OF THE COURT, WITH JUDGMENT TO BE ENTERED ON HIS/HER STATEMENT OF DECISION IN THE SAME MANNER AS IF THE ACTION HAD BEEN TRIED BY THE COURT. THE PARTIES HERETO SHALL SELECT A SINGLE NEUTRAL REFEREE, WHO SHALL BE A RETIRED STATE OR FEDERAL JUDGE WITH AT LEAST FIVE YEARS OF JUDICIAL EXPERIENCE IN CIVIL MATTERS. IN THE EVENT THAT THE PARTIES HERETO CANNOT AGREE UPON A REFEREE, THE REFEREE SHALL BE APPOINTED BY THE COURT. THE BENEFICIARY, ON THE ONE HAND, AND GUARANTOR, ON THE OTHER HAND, SHALL EQUALLY BEAR THE FEES AND EXPENSES OF THE REFEREE (50% BY THE BENEFICIARY AND 50% BY GUARANTOR) UNLESS THE REFEREE OTHERWISE PROVIDES IN THE STATEMENT OF DECISION.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties have caused this Guaranty to be executed and delivered by their duly authorized representatives as of the date first written above.

/s/ Edward M. Kopko

EDWARD M. KOPKO, an individual

Social Security #: __________________

Home Address:

____________________________

____________________________

____________________________

____________________________

ACCEPTED:

BENEFICIARY

LEVINE LEICHTMAN CAPITAL

PARTNERS, INC., a California corporation

On behalf of LEVINE LEICHTMAN

CAPITAL PARTNERS III, L.P., a

California limited partnership

By: /s/ Steven Hartman

Name: Steven Hartman

Title: Vice President